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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Arrow Paper & Supply Company, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of JP Foodservice, Inc. of our report on the combined financial statements of Arrow Paper & Supply Company and Affiliate as of December 29, 1995, which appears in JP Foodservice's Current Report on Form 8-K dated July 17, 1996 and to the reference to our firm under the heading "Experts" in such registration statement of JP Foodservice, Inc.


Blum Shapiro & Company, P.C.

West Hartford, Connecticut
July 31, 1997